Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLDEX THERAPUETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3191702
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

119 Fourth Avenue, Needham, Massachusetts 02494

(Address of Principal Executive Offices)

Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan

(Full Title of Plan)

Avery W. Catlin

Chief Financial Officer

CELLDEX THERAPUETICS, INC.

19 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Name, Address, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Anthony Pergola, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	137,500	$15.50	$2,131,250	$290.70

(1)         This Registration Statement also relates to rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Company which are attached to all shares of Common Stock issued (the “Rights”), pursuant to the terms of the Company’s Shareholder Rights Agreement dated November 10, 1994.  Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.  Because no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Common Stock.

(2)         This represents shares of common stock, par value $0.001 per share (“Common Stock”) which may be issued under the Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (the “Plan”); plus such indeterminate number of additional shares of common stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, reverse stock split, recapitalization, forfeiture of stock under the Plan or similar event.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales price on the NASDAQ Global Market on June 11, 2013.  Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

EXPLANATORY NOTE

This Registration Statement is being filed by the registrant, Celldex Therapeutics, Inc. (the “Company”), for the purpose of registering an additional 137,500 shares of common stock, par value $0.001 per share (“Common Stock”), to be issued under the Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (the “Plan”), pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The contents of the original registration on Form S-8 for the 2004 Plan filed on July 23, 2004 (File No. 333-117602) are hereby incorporated by reference and made a part hereof. The stockholders of the registrant approved amending the 2004 Plan for this purpose at the annual meeting of stockholders held on June 12, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to “incorporate” into this registration statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement:

•      The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 8, 2013;

•      The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 3, 2013;

•      The Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2013,  February 4, 2013, February 6, 2013, March 7, 2013, May 2, 2013, May 20, 2013, and June 13, 2013 (in each case except to the extent furnished but not filed);

•      The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in our Form 8-A filed with the SEC on September 22, 1986 and including any amendments or reports filed for the purpose of updating such description; and

•      The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, Celldex’s registration statement on Form 8-A/A filed with the SEC on October 22, 2007, Celldex’s registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8.           Exhibits.

The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

Item 9.           Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Needham, Commonwealth of Massachusetts, on this 14th day of June, 2013.

CELLDEX THERAPEUTICS, INC.
By:
/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Anthony S. Marucci and Avery W. Catlin and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci	President and Chief Executive Officer, and Director (Principal Executive Officer)	June 14, 2013
Anthony S. Marucci

/s/ Avery W. Catlin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 14, 2013
Avery W. Catlin

/s/ Larry Ellberger	Director, Chairman of the Board of Directors	June 14, 2013
Larry Ellberger

/s/ Herbert J. Conrad	Director	June 14, 2013
Herbert J. Conrad

/s/ George O. Elston	Director	June 14, 2013
George O. Elston

/s/ Harry H. Penner, Jr.	Director	June 14, 2013
Harry H. Penner, Jr.

/s/ Timothy M. Shannon, M.D	Director	June 14, 2013
Timothy M. Shannon, M.D.

/s/ Karen L. Shoos	Director	June 14, 2013
Karen L. Shoos

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Restated Certificate of Incorporation (incorporated herein by reference to the Company’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed with the SEC on July 16, 1998).

4.2

Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed with the SEC on July 16, 1998).

4.3

Second Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed with the SEC on July 16, 1998).

4.4

Third Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2002).

4.5

Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2008).

4.6

Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2008).

4.7

Sixth Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.7 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008).

4.8	Amended and Restated Bylaws (incorporated herein by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2008).

4.3	Form of common stock certificate (incorporated herein by reference to the Company’s Original Form 8-A Filing on September 22, 1986).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).*

99.1	Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2013).

*Filed herewith